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EXHIBIT 21.1

                           ENGINEERING ANIMATION, INC.
                                  SUBSIDIARIES


                                                        JURISDICTION OR
      SUBSIDIARY                                        STATE OF ORGANIZATION
      ----------                                        ---------------------

      Variation Systems Analysis, Inc.                  Michigan

      Cimtech, Inc. dba Cimtechnologies Corporation     Iowa

      DELTA Industrie Informatik GmbH                   Germany




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